[LOGO]

FOR IMMEDIATE RELEASE

January 31, 2014

Company:	Dominion

Contacts:

Media:	Ryan Frazier (804) 819-2521, C.Ryan.Frazier@dom.com
Analysts:	Nathan Frost (804) 819-2187, Nathan.J.Frost@dom.com

DOMINION ANNOUNCES 2013 EARNINGS

●   Full-year 2013 operating earnings of $3.25 per share
●   Mild weather reduced 2013 operating earnings by $0.10 per share
●   Company introduces 2014 operating earnings guidance of $3.35 to $3.65 per share
●   Company affirms long-term earnings per share growth rate of 5 to 6 percent

RICHMOND, Va. – Dominion (NYSE: D) today announced unaudited reported earnings determined in accordance with Generally Accepted Accounting Principles (GAAP) for the 12 months ended Dec. 31, 2013, of $1.70 billion ($2.93 per share), compared with earnings of $302 million ($0.53 per share) for the same period in 2012.

Operating earnings for the 12 months ended Dec. 31, 2013, amounted to $1.88 billion ($3.25 per share), compared to originally reported operating earnings of $1.75 billion ($3.05 per share) for the same period in 2012.  Operating earnings are defined as reported (GAAP) earnings adjusted for certain items.

Dominion uses operating earnings as the primary performance measurement of its earnings guidance and results for public communications with analysts and investors.  Dominion also uses operating earnings internally for budgeting, for reporting to the Board of Directors, for the company’s incentive compensation plans and for its targeted dividend payouts and other purposes. Dominion management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

The principal differences between GAAP earnings and operating earnings for full year 2013 were charges associated with the sale of Brayton Point and Kincaid power stations and charges related to the repositioning of our Producer Services businesses.

Business segment results and detailed descriptions of items included in 2013 and 2012 reported earnings but excluded from operating earnings can be found on Schedules 1, 2 and 3 of this release.

Thomas F. Farrell II, chairman, president and chief executive officer, said:

“Dominion faced a number of challenges in 2013 and we overcame nearly all of them to produce operating earnings that were within our guidance range.  Lower operations and maintenance expenses, lower taxes and the benefit from an incremental asset contribution to Blue Racer offset a number of unplanned challenges during the year.  Additionally, mild weather reduced earnings by ten cents per share.  Excluding the weather impact, operating earnings would have been at the midpoint of our guidance range.

“We continue to refine our business model by focusing our capital on regulated or long-term contracted businesses and assets.  To that end, we expect to grow our portfolio of contracted solar projects by nearly 250 megawatts and are in active discussions with multiple parties to achieve this.  We anticipate these projects coming on line in both 2014 and 2015.  We also have elected to exit the electric component of our unregulated retail energy marketing business.  The sale process is underway and we expect to have the transaction complete in the next several months.

 “In December, our Board of Directors affirmed the dividend policy it set in December 2012 of a 65 percent to 70 percent dividend payout ratio.  The policy recognizes the company’s continued shift toward regulated earnings.  The board also set a 2014 dividend rate of $2.40 per share of common stock, up from $2.25 per share in 2013, or a 6.7 percent increase.  The board recently declared a first-quarter dividend of 60 cents per share of common stock.  All dividend declarations are subject to Board of Directors’ approval.”

Full-year 2013 operating earnings compared to 2012

The increase in full-year 2013 operating earnings per share as compared to originally reported full-year 2012 operating earnings per share is primarily attributable to growth in our electric service territory, higher rate adjustment clause revenues, higher revenues related to our gas transmission growth projects and lower operations and maintenance expenses.  Negative factors for the year were lower contributions from unregulated retail marketing operations and producer services.

Details of 2013 operating earnings as compared to 2012 can be found on Schedule 4 of this release.

2014 operating earnings guidance

Dominion expects 2014 operating earnings in the range of $3.35 to $3.65 per share.  Incorporated in this guidance, compared to 2013, are a return to normal weather, higher revenues from our capital projects subject to rider treatment, anticipated growth in our electric service territory and a lower effective income tax rate, partially offset by higher operating and maintenance expenses, higher interest expenses, and higher depreciation. First-quarter 2014 operating earnings are expected to be in the range of 85 cents per share to $1.00 per share.

In providing its 2014 operating earnings guidance, the company notes that there could be differences between expected reported earnings and estimated operating earnings for matters such as, but not limited to, divestitures or changes in accounting principles. At this time, Dominion management is not able to estimate the aggregate impact, if any, of these items on reported earnings.  Accordingly, the company is not able to provide a corresponding GAAP equivalent for its operating earnings guidance.

Conference call today

Dominion will host its fourth-quarter earnings conference call at 10 a.m. ET today.  Dominion management will discuss its 2013 financial results and other matters of interest to the financial community.

Domestic callers should dial (866) 710-0179. The passcode for the conference call is “Dominion.”  International callers should dial (334) 323-9872.  Participants should dial in 10 to 15 minutes prior to the scheduled start time.  Members of the media also are invited to listen.

A live webcast of the conference call, including accompanying slides, and the Earnings Release Kit will be available on the company’s investor information page at www.dom.com/investors.

A replay of the conference call will be available beginning about 1 p.m. ET Jan. 31 and lasting until 11 p.m. ET Feb. 7.  Domestic callers may access the recording by dialing (877) 919-4059.  International callers should dial (334) 323-7226.  The PIN for the replay is 51029627.  Additionally, a replay of the webcast will be available on the company’s investor information page by the end of the day Jan. 31.

Dominion is one of the nation's largest producers and transporters of energy, with a portfolio of approximately 23,600 megawatts of generation, 10,900 miles of natural gas transmission, gathering and storage pipeline, and 6,400 miles of electric transmission lines.  Dominion operates one of the nation's largest natural gas storage systems with 947 billion cubic feet of storage capacity and serves retail energy customers in 15 states. For more information about Dominion, visit the company's website at www.dom.com.

This release contains certain forward-looking statements, including forecasted operating earnings for first-quarter and full-year 2014 which are subject to various risks and uncertainties.  Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations may include factors that are beyond the company's ability to control or estimate precisely, including fluctuations in energy-related commodity prices, estimates of future market conditions, additional competition in our industries, changes in the demand for Dominion’s services, access to and costs of capital, fluctuations in the value of our pension assets and assets held in our decommissioning trusts, impacts of acquisitions, divestitures, transfers of assets to joint ventures or an MLP and retirements of assets based on asset portfolio reviews, the receipt of regulatory approvals for, and timing of, planned projects, acquisitions and divestitures, the timing and execution of our MLP strategy, and the ability to complete planned construction or expansion projects at all or within the terms and timeframes initially anticipated.  Other factors include, but are not limited to, weather conditions and other events, including the effects of hurricanes, earthquakes, high winds, major storms and changes in water temperatures on operations, the risk associated with the operation of nuclear facilities, unplanned outages at facilities in which Dominion has an ownership interest, the impact of operational hazards and catastrophic events, state and federal legislative and regulatory developments, including changes in federal and state tax laws and changes to environmental and other laws and regulations, including those related to climate change, greenhouse gases and other emissions to which we are subject, political and economic conditions, industrial, commercial and residential growth or decline in Dominion’s service area, risks of operating businesses in regulated industries that are subject to changing regulatory structures, changes to regulated gas and electric rates collected by Dominion, changes to rating agency requirements and ratings, changing financial accounting standards, fluctuations in interest rates, employee workforce factors, including collective bargaining, counter-party credit and performance risks, adverse outcomes in litigation matters or regulatory proceedings, the risk of hostile cyber intrusions and other uncertainties.  Other risk factors are detailed from time to time in Dominion’s quarterly reports on Form 10-Q or most recent annual report on Form 10-K filed with the Securities and Exchange Commission.

###

Schedule 1 - Segment Operating Earnings

Preliminary, Unaudited
(millions, except earnings per share)	Three months ended December 31,
	2013	2012	Change
Earnings:
Dominion Virginia Power**	$126	$111	$15
Dominion Energy	171	189	(18)
Dominion Generation**	252	159	93
Corporate and Other	(82)	(59)	(23)
OPERATING EARNINGS	$467	$400	$67
Items excluded from operating earnings 2, 3	(36)	(1,059)	1,023
REPORTED EARNINGS 1	$431	$(659)	$1,090

Common Shares Outstanding (average, diluted)	581.3	575.9

Earnings Per Share (EPS):
Dominion Virginia Power**	$0.22	$0.19	$0.03
Dominion Energy	0.29	0.33	(0.04)
Dominion Generation**	0.43	0.27	0.16
Corporate and Other	(0.14)	(0.10)	(0.04)
OPERATING EARNINGS	$0.80	$0.69	$0.11
Items excluded from operating earnings 2	(0.06)	(1.84)	1.78
REPORTED EARNINGS 1	$0.74	$(1.15)	$1.89

(millions, except earnings per share)	Twelve months ended December 31,
	2013	2012*	Change
Earnings:
Dominion Virginia Power**	$475	$439	$36
Dominion Energy	643	551	92
Dominion Generation**	1,031	996	35
Corporate and Other	(268)	(237)	(31)
OPERATING EARNINGS	$1,881	$1,749	$132
Items excluded from operating earnings 2, 4	(184)	(1,447)	1,263
REPORTED EARNINGS 1	$1,697	$302	$1,395

Common Shares Outstanding (average, diluted)	579.5	573.9

Earnings Per Share (EPS):
Dominion Virginia Power**	$0.82	$0.77	$0.05
Dominion Energy	1.11	0.96	0.15
Dominion Generation**	1.78	1.73	0.05
Corporate and Other	(0.46)	(0.41)	(0.05)
OPERATING EARNINGS	$3.25	$3.05	$0.20
Items excluded from operating earnings 2	(0.32)	(2.52)	2.20
REPORTED EARNINGS 1	$2.93	$0.53	$2.40

1)	Determined in accordance with Generally Accepted Accounting Principles (GAAP).
2)	Items excluded from operating earnings are reported in Corporate and Other segment. Refer to Schedules
2 and 3 for details, or find "GAAP Reconciliation" on Dominion's website at www.dom.com/investors.
3)	Pre-tax amounts for the current period and the prior period are ($56) million and ($1.687) billion, respectively.
4)	Pre-tax amounts for the current period and the prior period are ($284) million and ($2.283) billion, respectively.

*	Reflects amounts as originally reported prior to recast of results for Brayton Point and Kincaid generating stations as discontinued operations.
**	Amounts have been recast to reflect non-regulated retail energy marketing operations in Dominion Generation.

Schedule 2 - Reconciliation of 2013 Operating Earnings to Reported Earnings

2013 Earnings (Twelve months ended December 31, 2013)

The net effects of the following items, all shown on an after-tax basis, are included in 2013 reported earnings, but are excluded from operating earnings:

•	$92 million net loss from discontinued operations of two merchant power stations (Brayton Point & Kincaid) which were sold in third quarter 2013.
•	$109 million net charge related to an impairment of certain natural gas infrastructure assets and the repositioning of Producer Services.
•	$28 million charge in connection with the Virginia Commission’s final ruling associated with its biennial review of Virginia Power’s base rates for 2011-2012 test years.
•	$17 million charge associated with our operating expense reduction initiative, primarily reflecting severance pay and other employee-related costs.
•	$39 million net gain related to our investments in nuclear decommissioning trust funds.
•	$30 million benefit due to a downward revision in the nuclear decommissioning asset retirement obligations (ARO) for certain merchant nuclear units that are no longer in service.
•	$7 million net expense related to other items.

	(millions, except per share amounts)	1Q13	2Q13	3Q13	4Q13	YTD 2013	2
	Operating earnings	$476	$355	$583	$467	$1,881
	Items excluded from operating earnings (after-tax):
	Discontinued operations - Brayton Point & Kincaid	1	(70)	(23)		(92)
	Gas infrastructure & repositioning		(57)	(17)	(35)	(109)
	Impact of Virginia Power biennial review order				(28)	(28)
	O&M expense reduction initiative		(17)			(17)
	Net gain in nuclear decommissioning trust funds	20	1	9	9	39
	ARO revision				30	30
	Other items	(2)	(10)	17	(12)	(7)
	Total items excluded from operating earnings (after-tax) 1	19	(153)	(14)	(36)	(184)
	Reported net income	$495	$202	$569	$431	$1,697
	Common shares outstanding (average, diluted)	577.5	578.9	580.1	581.3	579.5
	Operating earnings per share	$0.83	$0.62	$1.00	$0.80	$3.25
	Items excluded from operating earnings (after-tax)	0.03	(0.27)	(0.02)	(0.06)	(0.32)
	Reported earnings per share	$0.86	$0.35	$0.98	$0.74	$2.93

1)	Pre-tax amounts for items excluded from operating earnings are reflected in the following table:
	Items excluded from operating earnings:	1Q13	2Q13	3Q13	4Q13	YTD 2013

	Discontinued operations - Brayton Point & Kincaid	1	(119)	(17)		(135)
	Gas infrastructure & repositioning		(107)	(23)	(52)	(182)
	Impact of Virginia Power biennial review order				(40)	(40)
	O&M expense reduction initiative		(28)			(28)
	Net gain in nuclear decommissioning trust funds	34	1	15	15	65
	ARO revision				47	47
	Other items	(4)	(10)	29	(26)	(11)
	Total items excluded from operating earnings	$31	($263)	$4	($56)	($284)

2)	YTD EPS may not equal sum of quarters due to share count differences.

Schedule 3 - Reconciliation of 2012 Operating Earnings to Reported Earnings

2012 Earnings (twelve months ended December 31, 2012) 3

The net effects of the following items, all shown on an after-tax basis, are included in 2012 reported earnings, but are excluded from operating earnings:

•	$1.1 billion net loss, including an impairment charge, associated with certain fossil fuel-fired merchant power stations which Dominion decided to market for sale in the third quarter of 2012.
•	$303 million net loss, including impairment charges, primarily resulting from the planned shutdown of our Kewaunee nuclear merchant power station.
•	$53 million of restoration costs associated with severe storms affecting our Dominion Virginia Power and Dominion North Carolina Power service territories.
•	$22 million net loss from discontinued operations of two merchant power stations (State Line and Salem Harbor) which were sold in 2012.
•	$5 million net benefit related to other items.

	(millions, except per share amounts)	1Q12	2Q12	3Q12	4Q12	YTD 2012	2
	Operating earnings	$486	$337	$526	$400	$1,749
	Items excluded from operating earnings (after-tax):
	Fossil fuel-fired merchant power stations			(45)	(1,029)	(1,074)
	Kewaunee power station	2	(18)	(281)	(6)	(303)
	Severe storms		(45)	3	(11)	(53)
	Discontinued operations - State Line & Salem Harbor	1	(18)	(5)		(22)
	Other items	5	2	11	(13)	5
	Total items excluded from operating earnings (after-tax) 1	8	(79)	(317)	(1,059)	(1,447)
	Reported net income	$494	$258	$209	($659)	$302
	Common shares outstanding (average, diluted)	571.9	573.1	574.7	575.0	573.9
	Operating earnings per share	$0.85	$0.59	$0.92	$0.69	$3.05
	Items excluded from operating earnings (after-tax)	0.01	(0.14)	(0.56)	(1.84)	(2.52)
	Reported earnings per share	$0.86	$0.45	$0.36	($1.15)	$0.53

1)	Pre-tax amounts for items excluded from operating earnings are reflected in the following table:
	Items excluded from operating earnings:	1Q12	2Q12	3Q12	4Q12	YTD 2012

	Fossil fuel-fired merchant power stations			(34)	(1,670)	(1,704)
	Kewaunee power station	3	(26)	(435)	(9)	(467)
	Severe storms		(74)	5	(18)	(87)
	Discontinued operations - State Line & Salem Harbor	2	(32)	(19)		(49)
	Other items	8	3	3	10	24
	Total items excluded from operating earnings	$13	($129)	($480)	($1,687)	($2,283)

2)	YTD 2012 EPS may not equal sum of quarters due to share count differences.
3)	Reflects amounts as originally reported prior to recast of results for Brayton Point and Kincaid generating stations as
	discontinued operations.

Schedule 4 - Reconciliation of 2013 Earnings to 2012

Preliminary, unaudited	Three Months Ended		Twelve Months Ended
(millions, except EPS)	December 31,		December 31,
	2013 vs. 2012		2013 vs. 20121
	Increase / (Decrease)		Increase / (Decrease)
Reconciling Items	Amount	EPS	Amount	EPS

Dominion Virginia Power
Regulated electric sales:
Weather	$10	$0.02	$24	$0.04
Other	0	0.00	(2)	0.00
FERC Transmission equity return	6	0.01	30	0.05
Storm damage and service restoration	(3)	0.00	(20)	(0.04)
Depreciation	(2)	0.00	(7)	(0.01)
Other operations and maintenance expense	0	0.00	7	0.01
Other	4	0.00	4	0.00
Change in contribution to operating earnings	$15	$0.03	$36	$0.05

Dominion Energy
Gas Distribution weather	$1	$0.00	$8	$0.01
Gas Transmission margin	8	0.01	88	0.15
Marcellus Farmout	12	0.02	12	0.02
Producer Services	(17)	(0.03)	(37)	(0.06)
Blue Racer Midstream JV	(40)	(0.07)	17	0.03
Other	18	0.03	4	0.00
Change in contribution to operating earnings	($18)	($0.04)	$92	$0.15

Dominion Generation
Regulated electric sales:
Weather	$20	$0.03	$44	$0.07
Other	(1)	0.00	(4)	(0.01)
Merchant generation margin	20	0.03	(14)	(0.02)
Retail operations	(3)	(0.01)	(54)	(0.09)
Brayton Point and Kincaid 2012 results	0	0.00	25	0.04
Rate adjustment clause equity return	3	0.00	35	0.06
PJM ancillary services	(5)	0.00	(26)	(0.05)
Outage costs	33	0.06	10	0.01
Other	25	0.05	19	0.04
Change in contribution to operating earnings	$93	$0.16	$35	$0.05

Corporate and Other
Change in contribution to operating earnings	($23)	($0.04)	($31)	($0.05)

Change in consolidated operating earnings	$67	$0.11	$132	$0.20

Change in items excluded from operating earnings 2	$1,023	$1.78	$1,263	$2.20

Change in reported earnings (GAAP)	$1,090	$1.89	$1,395	$2.40

1)	Reflects 2012 amounts prior to recast of operating results of Brayton Point and Kincaid generating stations as discontinued operations.

2)	Refer to Schedules 2 and 3 for details of items excluded from operating earnings, or find "GAAP Reconciliation" on Dominion's website at www.dom.com/investors.
Note: Figures may not add due to rounding